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                                                                   EXHIBIT 23.01


                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements No. 33-94716 and 333-02360 of AG Associates, Inc. on Form S-8 of our reports dated October 23, 1998, included in the Annual Report on Form 10-K of AG Associates, Inc. for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP

San Jose, California
December 22, 1998